            Exhibit 99.2

Monmouth REIT
Pro forma Condensed Consolidated Statement of Income
For the Nine Months Ended June 30, 2007
(unaudited)	Monmouth	Monmouth	Pro forma
	REIT	Capital	Adjustments	Monmouth
	Nine Months	Nine Months		REIT
	6/30/2007	6/30/2007	Purchase	Post Merger
	(Historical)	(Historical)	(1)	(Pro forma)
Income:
Rental and reimbursement revenue	$ 20,556,987	$ 5,005,848	$ -	$ 25,562,835
Interest and dividend income	1,004,188	458,067	(49,493)	1,412,762
Gain on securities transactions, net	530,378	682,842	-	1,213,220
Sales of manufactured homes	-	31,015	-	31,015
Other income	-	182	-	182
Total Income	22,091,553	6,177,954	(49,493)	28,220,014

Expenses:
Real estate taxes	3,133,135	447,882	-	3,581,017
Operating expenses	1,565,671	479,185	-	2,044,856
Cost of sales of manufactured homes	-	35,823	-	35,823
General and administrative expense	1,758,056	639,745	-	2,397,801
Depreciation	4,126,315	1,016,233	206,589	5,349,137
Interest expense	6,165,055	2,544,820	(410,076)	8,299,799
Total Expenses	16,748,232	5,163,688	(203,487)	21,708,433

Income before minority interest	5,343,321	1,014,266	153,994	6,511,581

Minority interest	-	143,884	-	143,884

Income from continuing operations	5,343,321	870,382	153,994	6,367,697

Monmouth REIT
Pro forma Condensed Consolidated Statement of Income (cont’d)
For the Nine Months Ended June 30, 2007
(unaudited)	Monmouth	Monmouth	Pro forma
	REIT	Capital	Adjustments	Monmouth
	Nine Months	Nine Months		REIT
	6/30/2007	6/30/2007	Purchase	Post Merger
	(Historical)	(Historical)	(1)	(Pro forma)
Discontinued Operations:
Loss from operations of disposed property	(78,558)	-	-	(78,558)
Loss on sale of investment property	-	-	-	-
Income (loss) from discontinued operations	(78,558)	-	-	(78,558)

Net income	5,464,763	870,382	153,994	6,289,139
Preferred dividend declared	1,239,499	-	-	1,239,499

Net income applicable to common shareholders	$ 4,025,264	$ 870,382	$ 153,994	$ 5,049,640

Earnings per common share from continuing operations	$ 0.26	$ 0.16	-	$ 0.27
less: Accumulated preferred dividend	(0.07)	-	-	(0.07)
Earnings per common share from discontinued operations	-	-	-	-
Earnings per common share - basic	$ 0.19	$ 0.16	-	0.20

Earnings per common share from continuing operations	$ 0.26	$ 0.15	-	$ 0.27
less: Accumulated preferred dividend	(0.07)	-	-	(0.07)
Earnings per common share from discontinued operations	-	-	-	-
Earnings per common share - diluted	$ 0.19	$ 0.15	-	$ 0.20
Weighted average shares outstanding (Note 2)
Basic	20,210,075	5,607,615	(1,934,627)	23,883,062
Diluted	20,297,110	5,632,405	(1,943,180)	23,986,335

See Accompanying Notes to Pro Forma Consolidated Statements of Income

Monmouth REIT
Pro forma Consolidated Statement of Income
For the Year ended September 30, 2006
(unaudited)	Monmouth	Monmouth	Pro forma
	REIT	Capital	Adjustments	Monmouth
	Year Ended	Year Ended		REIT
	9/30/2006	12/31/2006	Purchase	Post Merger
	(Historical)	(Historical)	(1)	(Pro forma)
Income:
Rental and reimbursement revenue	$ 26,533,882	$ 6,111,082	$ -	$ 32,644,964
Interest and dividend income	1,028,151	722,288	(65,991)	1,684,448
Gain on securities transactions, net	50,983	87,956	-	138,939
Sales of manufactured homes	-	51,425	-	51,425
Other income	-	7,283	-	7,283
	27,613,016	6,980,034	(65,991)	34,527,059
Expenses:
Real estate taxes	4,236,045	731,953	-	4,967,998
Operating expenses	1,481,135	460,810	-	1,941,945
Cost of sales of manufactured homes	-	58,738	-	58,738
General and administrative expense	2,181,111	756,117	-	2,937,228
Depreciation	5,179,336	1,232,047	275,452	6,686,835
Interest expense	8,298,077	3,185,675	(546,768)	10,936,984
	21,375,704	6,425,340	(271,316)	27,529,728

Income before minority interest	6,237,312	554,694	205,325	6,997,331

Minority interest	-	195,918	-	195,918

Income from continuing operations	6,237,312	358,776	205,325	6,801,413

Monmouth REIT
Pro forma Consolidated Statements of Income (cont’d)
For the Year ended September 30, 2006
(unaudited)	Monmouth	Monmouth	Pro forma
	REIT	Capital	Adjustments	Monmouth
	Year Ended	Year Ended		REIT
	9/30/2006	12/31/2006	Purchase	Post Merger
	(Historical)	(Historical)	(2)	(Pro forma)

Discontinued Operations:
Loss from operations of disposed property	(43,339)	-	-	(43,339)
Loss on sale of investment property	(28,385)	-	-	(28,385)
Income (loss) from discontinued operations	(71,724)	-	-	(71,724)

Net income applicable to common shareholders	$ 6,165,588	$ 358,776	$ 205,325	$ 6,729,689

Earnings per common share from continuing operations	$ 0.32	$ 0.07	-	$ 0.30
less: Accumulated preferred dividend	-	-	-	-
Earnings per common share from discontinued operations	-	-	-	-
Earnings per share - basic	$ 0.32	$ 0.07	$ -	$ 0.30

Earnings per common share from continuing operations	$ 0.31	$ 0.07	-	0.30
less: Accumulated preferred dividend	-	-	-	-
Earnings per common share from discontinued operations	-	-	-	-
Earnings per share - diluted	$ 0.31	$ 0.07	$ -	$ 0.30

Weighted average shares outstanding (Note 2)
Basic	19,555,278	5,177,777	(1,786,333)	22,946,722
Diluted	19,605,069	5,202,376	(1,794,820)	23,012,625

See Accompanying Notes to Pro Forma Consolidated Statements of Income

Monmouth REIT

Notes to Pro Forma Condensed Consolidated Statements of Income

For the year ended September 30, 2006 and Nine Months ended June 30, 2007

(Unaudited)

Notes:		Nine Months
	Year Ended	Ended
(1) Pro forma Merger Adjustments:	September 30, 2006	June 30, 2007

Interest and dividend income has been reduced for the following:
Monmouth REIT's dividend income from ownership of 51,981 shares of Monmouth
Capital common stock	$ (25,991)	$ (19,493)
Monmouth REIT's interest income from investment in $500,000 principal amounts of the Monmouth
Capital Convertible Subordinated Debentures, due 2013 at 8%	(40,000)	(30,000)
	$ (65,991)	$ (49,493)

Interest expense has been reduced for the following:

Interest expense related to Monmouth REIT's investment in $500,000 principal amounts of the Monmouth Capital Debentures, due 2013 at 8%	$ (40,000)	$ (30,000)
Interest expense related to the Monmouth Capital notes payable which is assumed to have
been repaid as of the beginning of the period.	(483,716)	(362,787)
Amortization of historical debt issuance costs related to the notes payable of Monmouth Capital	(23,052)	(17,289)
	$ (546,768)	$ (410,076)
Depreciation has been adjusted for the following to:
Eliminate Monmouth Capital's historical depreciation	$ (1,232,047)	$ (924,035)
Record depreciation expense based on the purchase price allocated to real estate investments.
Depreciation was calculated based on an expected useful life of 39 years assuming 80% of fair value allocated to buildings and 20% allocated to land. This is subject to change based on
final evaluations.	1,507,499	1,130,624
	$ 275,452	$ 206,589

(2) Pro forma Earnings Per Common Share:

For purposes of determining earnings per share on both basic and diluted basis, income from continuing operations was allocated to preferred shareholders and common shareholders as follows:

	Monmouth	Monmouth
	REIT	Capital
	(Historical)	(Historical)
For the Year Ended September 30, 2006:
Allocation of income from continuing operations:
Preferred shareholders	$ -	$ -
Common shareholders	6,237,312	358,776
Total income from continuing operations	$ 6,237,312	$ 358,776

For the Nine Months Ended June 30, 2007
Allocation of income from continuing operations:
Preferred shareholders	$ 1,239,499	$ -
Common shareholders	4,103,822	870,382
Total income from continuing operations	$ 5,343,321	$ 870,382

Historical weighted average shares outstanding were reduced as follows for purposes of determining earnings per common share on a basic and diluted basis, as follows:
			Nine Months	Nine Months
	Year Ended	Year Ended	Ended	Ended
	12/31/2006	12/31/2006	6/30/2007	6/30/2007

	Basic	Diluted	Basic	Diluted

Monmouth Capital weighted average shares outstanding	5,177,777	5,202,376	5,607,615	5,632,405
Conversion ratio	0.655	0.655	0.655	0.655
Pro forma weighed average shares	3,391,444	3,407,556	3,672,987	3,689,225
Less historical Monmouth Capital weighted average share	(5,177,777)	(5,202,376)	(5,607,615)	(5,632,405)
Pro forma adjustment	(1,786,333)	(1,794,820)	(1,934,627)	(1,943,180)